Exhibit 99.1

Press Release

For Immediate Release

For more information, contact:	For Investor Relations:
Melissa K. Owen, Dir. of Communications	DC Consulting, LLC
16801 West 116th Street	Daniel Conway, Chief Executive Officer
Lenexa, KS 66219 USA	Phone: (407) 792-3332
Phone: (913) 338-5550	investorinfo@ICOP.com
Fax: (913) 312-0264	daniel@dcconsultingllc.com
mowen@ICOP.com www.ICOP.com

ICOP DIGITAL REPORTS FIRST QUARTER 2009 RESULTS

Conference Call Details Will be Announced at a Later Date

LENEXA, Kansas, (MARKET WIRE) – May 15, 2009 – ICOP Digital, Inc. (Nasdaq: ICOP) today announced financial and operational results for the three months ended March 31, 2009. ICOP is a leading provider of advanced digital video surveillance and management solutions.

Conference Call

The Company intends to schedule a conference call to be announced at a later date to discuss first quarter financial results.

Key Operational Highlights

•

The Company has appointed DDIT, a registered Saudi company, as its exclusive distributor for pending and future business opportunities in the Middle East. DDIT has provided the financial and sales leadership for ICOP projects in the Kingdom of Saudi Arabia, and now expands its relationship with ICOP for sales and technical support of ICOP products in the Gulf Region.

•

ICOP has shipped the first order for 100 units to the Ministry of the Interior in Saudi Arabia. The high quality and superior performance of the ICOP Model 20/20-W system were major factors in its selection, as well as the unit’s ability to integrate with other key equipment in Saudi security vehicles.

•	On March 24, 2009, the Company announced the appointment of Mickie R. Koslofsky as the Company’s new Chief Financial Officer.

•	ICOP continues to have a success in RFP responses, and has realized a 50% win ratio for the three month period ended March 31, 2009.

Financial highlights for the three months ended March 31, 2009 compared to three months ended March 31, 2008:

•

Sales for the three month period ended March 31, 2009 and 2008 were $2,248,533 and $2,815,323, respectively, a decrease of $566,790 (20.1%) due to a reduction in units sold, primarily driven by the economic downturn and the negative impact from the announcement of a non-payment default on our previous line of credit. However, we believe the negative impact of the loss of our credit line is beginning to subside. We were able to replace the line and continue our business operations in a normal fashion.

•	Cost of sales for the three months ended March 31, 2009 and 2008 were $1,162,370 and $1,789,414, respectively, a decrease of $627,044 (35.0%). The decline is in relation to the decrease in units sold.

•

Gross margin as a percentage of sales was 48.3% for the three month period ended March 31, 2009 compared to 36.4% for the three month period ended March 31, 2008. The increase in gross margin as percentage of sales is the result of the lower margin on servers in 2008, along with cost of goods sold being higher in the previous year as a result of the ICOP EXTREME microphone exchange program initiated in February 2008.

•	On March 31, 2009, the Company had $551,112 in cash, $1,141,642 in accounts receivable, $2,523,488 in inventory and $2,867,227 in current liabilities, for a net working capital of $2,362,265.

•

Net cash provided by operating activities for the three month period ended March 31, 2009 was $463,846 compared to net cash used in operating activities of $1,842,733 for the three month period ended March 31, 2008. The increase in net cash from operations is mainly due to decreases in inventory and accounts receivable in 2009 along with a lower net loss in the 2009 three month period compared to the 2008 three month period.

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) protects people, assets and profits through its surveillance and communications solutions for the public and private sectors. The ICOP Model 20/20®-W is the leading digital in-car video system for law enforcement. ICOP DVMS™ and ICOP iVAULT MMS™ (enterprise) server software solutions store and manage video files. The ICOP Model 4000™ mobile digital video system records video from transit and school buses, and rail. ICOP LIVE™ delivers real-time situational awareness from mobile or fixed cameras (live video to a first responder vehicle and/or to headquarters), helping to optimize the outcome of a crisis. www.ICOP.com (GSA Contractor).

Financial Charts Follow

Condensed Balance Sheets

	March 31, 2009	December 31, 2008
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$551,112	$99,192
Accounts receivable, net of allowances of $62,357 and $121,173 at March 31, 2009 and December 31, 2008, respectively	1,141,642	1,775,741
Inventory, at lower of cost or market	2,523,488	3,568,596
Prepaid expenses	236,830	209,545
Other current assets	776,420	549,867

Total current assets	5,229,492	6,202,941
Property and equipment, net of accumulated depreciation $1,381,623 and $1,230,779 at March 31, 2009 and December 31, 2008 , respectively	1,902,719	2,024,318
Other assets:
Deferred patent costs	87,621	87,621
Investment, at cost	25,000	25,000
Security deposit	18,258	18,258

Total other assets	130,879	130,879

Total assets	$7,263,090	$8,358,138

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$480,735	$643,124
Accrued liabilities	460,649	596,854
Notes payable	629,985	780,000
Due to factor	773,152	602,009
Unearned revenue	522,706	466,983

Total current liabilities	2,867,227	3,088,970

Shareholders’ equity:
Preferred stock, no par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value; 50,000,000 shares authorized, 7,306,232 and 7,286,385 issued and outstanding at March 31, 2009 and December 31, 2008, respectively	30,406,947	30,338,572
Accumulated other comprehensive income	1,598	272
Retained deficit	(26,012,682)	(25,069,676)

Total shareholders’ equity	4,395,863	5,269,168

Total liabilities and shareholders’ equity	$7,263,090	$8,358,138

Condensed Statement of Operations

Unaudited

	Three Months Ended March 31,
	2009	2008
Sales, net of returns and allowances	$2,248,533	$2,815,323
Cost of sales	1,162,370	1,789,414

Gross profit	1,086,163	1,025,909
Operating expenses:
Selling, general and administrative	1,824,404	2,070,238
Research and development	216,979	246,355

Total operating expenses	2,041,383	2,316,593

Operating loss	(955,220)	(1,290,684)
Other income (expense):
Gain on derecognition of liabilities	52,765	—
Loss on disposal of property and equipment	(4,170)	(5,283)
Interest income	—	17,188
Interest expense	(37,035)	(10,397)
Other income	654	—

Loss before income taxes	(943,006)	(1,289,176)
Income tax provision	—	—

Net Loss	$(943,006)	$(1,289,176)

Basic and diluted net loss per share	$(0.13)	$(0.17)

Basic and diluted weighted average common shares outstanding	7,299,175	7,460,134

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of ICOP’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “will,” or other variations on these terms. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, the performance or reliability of our products, our ability to draw funds, meet obligations and regain covenant compliance under our line of credit, the success of our proposed Units offering, our ability to regain compliance with Nasdaq listing standards, our ability to generate working capital to sustain operations, the impact of the current recession on sales and profitability, the risks of doing business internationally, the size and timing of customer contracts, seasonality, our continuing losses from operations and our need to achieve profitable operations and positive cash flow, and our continued ability to meet the conditions for operating as a going concern as described in the footnotes to our financial statements for the year ended December 31, 2008. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission, including but not limited to the section entitled “Risk Factors” and the notes to financial statements contained in our registration statement on Form S-1 filed with the SEC on April 13, 2009. You should not place undue reliance on such forward-looking statements, which speak only as of the date on which they are made. ICOP has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason.